UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025 (December 15, 2025)

BeyondSpring Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38024	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, West Side, 4th Floor, Suite 410 Florham Park, New Jersey	07932
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (646) 305-6387

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)\

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	BYSI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on January 24, 2025, BeyondSpring Inc. (the “Company”) entered into a Preferred Share Purchase Agreement (each, “Purchase Agreement” and collectively, the “Purchase Agreements”) with each of Winning View Investment Limited (as amended by the First Amendment to Purchase Agreement, dated February 17, 2025, between the Company and Winning View Investment Limited.), FULL TECH CORPORATE DEVELOPMENT LIMITED, and Mapfil Investment Limited to sell an aggregate of 8,333,637 Series A-1 Preferred Shares (the “Shares”) of SEED Therapeutics Inc., for an aggregate purchase price of approximately $35.4 million, or $4.25 per share.

Pursuant to the terms and subject to the conditions set forth in each Purchase Agreement, Winning View Investment Limited had agreed to purchase from the Company 1,436,327 Shares no later than December 15, 2025; (2) FULL TECH CORPORATE DEVELOPMENT LIMITED had agreed to purchase from the Company 555,576 Shares no later than December 15, 2025; and (3) Mapfil Investment Limited had agreed to purchase from the Company 1,111,152 Shares no later than December 15, 2025 (the foregoing clauses (1)-(3), collectively, the “Second Closings”). The Second Closings are currently expected to be completed in the first half of 2026, but there can be no assurance that the Second Closings will not be further delayed or as to the exact timing of the Second Closings.

The foregoing description of the Purchase Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreements, copies of which were filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 28, 2025, and as Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on February 25, 2025.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this Current Report on Form 8-K include, but are not limited to, statements regarding: the timing of the consummation of the proposed transactions; the Company’s anticipated progress, business plans, business strategy and clinical trials; and other statements that are not historical fact. These statements are based on the Company’s current plans, objectives, estimates, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: delays in or the inability to satisfy the conditions to complete the potential transactions; the inability to recognize the anticipated benefits of the potential transactions; business disruption during the pendency of or following the potential transactions; the effects of macroeconomic conditions, including any geopolitical instability and actual or perceived changes in interest rates and economic inflation; and other risks, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025. Forward-looking statements contained in this Current Report on Form 8-K are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2025

BeyondSpring Inc.

By:	/s/ Lan Huang
Name:	Lan Huang
Title:	Chairperson and Chief Executive Officer